UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2018

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Series D Preferred Stock Underwriting Agreement

On August 27, 2018, FuelCell Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”), relating to an underwritten offering (the “Offering”) of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock” and, such shares, the “Series D Preferred Shares”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriter agreed to purchase, and the Company agreed to sell, 30,680 Series D Preferred Shares, initially convertible into 22,231,884 shares of common stock, par value $0.0001 per share (without regard to any limitation on conversion set forth in the Series D Certificate of Designation (as defined below)) at an initial conversion price of $1.38 per share, subject to certain adjustments.

The net proceeds to the Company from the sale of the Series D Preferred Stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $25.4 million. The Company intends to use the net proceeds of the Offering for working capital, project financing, and general corporate purposes. The Offering closed on August 29, 2018.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Foley & Lardner LLP relating to the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K, and the information used by the Company in calculating its ratio of earnings to combined fixed charges and preference dividends (as disclosed in the Prospectus Supplement filed by the Company in connection with the Offering on August 27, 2018) is filed as Exhibit 12.1 to this Current Report on Form 8-K.

Amendment to Hercules Loan and Security Agreement

As previously disclosed, in April 2016, the Company entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for an aggregate principal amount of up to $25.0 million, subject to certain terms and conditions. The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, and March 28, 2018. The Company drew a term loan advance of  $13.1 million under the March 28, 2018 amendment, which resulted in an aggregate amount of outstanding term loan advances of $25.0 million as of April 30, 2018. Under the amended loan and security agreement, the Company is required to maintain an unrestricted cash balance of at least (a) 75% of the outstanding loan balance plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued.

On August 29, 2018, in connection with the issuance of the Series D Preferred Stock in the Offering, the Company and Hercules (and various affiliated entities) entered into the fourth amendment to the loan and security agreement (such amendment, the “Hercules Amendment”) to (i) modify the definition of “Permitted Indebtedness” to include certain redemption and/or conversion rights as set forth in the Series D Certificate of Designation, (ii) permit the Company, so long as no event of default has occurred and is continuing, to repurchase or redeem stock in cash pursuant to the redemption and/or conversion rights set forth in the Series D Certificate of Designation; provided that, the Company must make any such repurchase, redemption or payment in common stock and not in cash or other consideration unless prohibited pursuant to the terms of the Series D Certificate of Designation or otherwise prohibited by applicable law, (iii) permit the Company, so long as no event of default has occurred and is continuing, to pay cash dividends under the Series D Preferred Shares as required in the Series D Certificate of Designation; provided that, the Company must pay such dividends in common stock and not in cash or other consideration unless prohibited pursuant to the terms of the Series D Certificate of Designation or otherwise prohibited by applicable law, and (iv) add a new event of default, which occurs upon the delivery of a Triggering Event Redemption Notice (as defined under the Series D Certificate of Designation) under the Series D Certificate of Designation.

A copy of the Hercules Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing is only a brief description of the material terms of the Hercules Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Hercules Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. For ease of reference, the original loan and security agreement and the other amendments thereto are incorporated by reference as Exhibits 10.2, 10.3, 10.4. and 10.5 to this Current Report on Form 8-K.

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Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series D Preferred Stock

On August 29, 2018, the Company filed the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of FuelCell Energy, Inc. (the “Series D Certificate of Designation”) with the Secretary of State of the State of Delaware, designating 30,680 shares of the Company’s preferred stock as Series D Convertible Preferred Stock (which is referred to herein as the Series D Preferred Stock) and establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series D Preferred Stock, as described below. Upon the closing of the Offering on August 29, 2018, there were 30,680 shares of Series D Preferred Stock issued and outstanding.

The following summary of certain terms and provisions of the Series D Preferred Shares sold in the Offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Series D Certificate of Designation.

Conversion Right

The Series D Preferred Shares are convertible into shares of the Company’s common stock, subject to the requirements of Nasdaq Listing Rule 5635(d), and the beneficial ownership limitation provided in the Series D Certificate of Designation, at a conversion price equal to $1.38 per share of common stock (“Conversion Price”), subject to adjustment as provided in the Series D Certificate of Designation, including adjustments if the Company sells shares of common stock or equity securities convertible into or exercisable for shares of common stock, at prices below $1.38 per share, in certain types of transactions. The holders will be prohibited from converting Series D Preferred Shares into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 4.99% of the total number of shares of common stock then issued and outstanding. Each holder has the right to increase its maximum percentage up to 9.99% upon 60 days’ notice to the Company. Additionally, prior to receiving stockholder approval of the issuance of more than 19.9% of the Company’s outstanding common stock prior to the Offering, the holders will be prohibited from converting Series D Preferred Shares into shares of common stock if such conversion would cause the Company to issue pursuant to the terms of the Series D Preferred Stock a number of shares in excess of the maximum number of shares permitted to be issued thereunder without breaching the Company’s obligations under the rules or regulations of Nasdaq.

The Conversion Price is subject to adjustment under certain circumstances in accordance with the Series D Certificate of Designation, as follows:

●	The conversion price may be proportionately reduced in the event of a subdivision of the Company’s common stock into a greater number of shares or proportionately increased in the event of a combination of the Company’s common stock into a smaller number of shares.

●	In the event that the Company in any manner issues or sells or enters into any agreement to issue or sell Variable Price Securities (as defined in the Series D Certificate of Designation), which generally includes any common stock, options or convertible securities that are issuable at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but excluding customary anti-dilution provisions (each of the formulations for such variable price being referred to as, the “Variable Price”), each holder of Series D Preferred Shares will have the right (in its sole discretion) to substitute the Variable Price for the Conversion Price upon conversion of the Series D Preferred Shares. Following the closing of the Offering, sales of common stock pursuant to the Company’s At Market Issuance Sales Agreement with B. Riley FBR, Inc. and the Underwriter will be deemed Variable Price Securities with a Variable Price equal to the lowest price per share at which common stock is sold pursuant to that agreement. Under the Series D Certificate of Designation, the term “options” means any rights, warrants or options to subscribe for or purchase shares of common stock or convertible securities, and the term “convertible securities” means any stock or other security (other than options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of common stock.

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●	At any time any Series D Preferred Shares remain outstanding, the Company may reduce the then current Conversion Price to any amount for any period of time deemed appropriate by the Company’s board of directors.

Conversion Upon a Triggering Event

Subject to the requirements of Nasdaq Listing Rule 5635(d), and the beneficial ownership limitations provided in the Series D Certificate of Designation, in the event of a triggering event (as defined in the Series D Certificate of Designation and summarized below), the Series D Preferred Shares are convertible into shares of common stock at a conversion price equal to the lower of the Conversion Price in effect on the Trading Day (as such term is defined in the Series D Certificate of Designation) immediately preceding the delivery of the conversion notice and 85% of the lowest volume weighted average price (“VWAP”) of the common stock on any of the five consecutive Trading Days ending on the Trading Day immediately prior to delivery of the applicable conversion notice. This conversion right commences on the date of the triggering event and ends on the later of  (i) the date the triggering event is cured and (ii) ten Trading Days after the Company delivers notice of the triggering event.

A triggering event (as defined in the Series D Certificate of Designation) includes, without limitation:

●	any failure to pay any amounts due to the holders of the Series D Preferred Shares;

●	the Company’s failure to timely deliver shares;

●	the suspension of the Company’s common stock from trading or failure to be trading or listed on The Nasdaq Global Market, without obtaining a listing on another national securities exchange, for a period of five consecutive Trading Days;

●	subject to limited exceptions, the Company’s failure to keep reserved for issuance 150% of the number of shares of common stock issuable upon conversion of the outstanding Series D Preferred Shares;

●	certain bankruptcy events; and

●	breaches of certain covenants that are not timely cured, where a cure period is permitted.

Redemption

On December 1, 2018, and on the sixteenth day and first day of each calendar month thereafter until March 1, 2020, subject to extension in certain circumstances (the “Maturity Date”), inclusive, the Company will redeem the stated value of Series D Preferred Stock in thirty-one equal installments of  approximately $989,677 (each bimonthly amount, an “Installment Amount” and the date of each such payment, an “Installment Date”). The holders will have the ability to defer installment payments, but not beyond the Maturity Date. In addition, during each period commencing on the 11th trading day prior to an Installment Date and prior to the immediately subsequent Installment Date, the holders may elect to accelerate the conversion of Series D Preferred Shares at then applicable installment conversion price, provided that the holders may not elect to effect any such acceleration during such installment period if either (a) in the aggregate, all the accelerations in such installment period exceed the sum of three other Installment Amounts, or (b) the number of Series D Preferred Shares subject to prior accelerations exceeds in the aggregate twelve Installment Amounts.

Subject to the requirements of Nasdaq Listing Rule 5635(d) and certain other equity conditions set forth in the Series D Certificate of Designation, the Company may elect to pay the Installment Amounts in cash or shares of common stock or in a combination of cash and shares of common stock.

Installment Amounts paid in shares will be that number of shares of common stock equal to (a) the applicable Installment Amount, to be paid in common stock divided by (b) the lesser of  (i) the then existing conversion price, (ii) 87.5% of the VWAP of the common stock on the Trading Day immediately prior to the applicable Installment Date, and (iii) 87.5% of the arithmetic average of the two lowest VWAPs of the common stock during the ten consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date as applicable, provided that the Company meets standard equity conditions. The Company shall make such election no later than the eleventh trading day immediately prior to the applicable Installment Date.

If the Company elects or is required to pay an Installment Amount in whole or in part in cash, the amount paid will be equal to 108% of the applicable Installment Amount.

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Redemption Upon a Triggering Event

In the event of a triggering event (as defined in the Series D Certificate of Designation and summarized above under “Conversion Upon a Triggering Event”), the holders of Series D Preferred Shares may require us to redeem such Series D Preferred Shares in cash at a price equal to the greater of  (a) 125% of the stated value of the Series D Preferred Shares being redeemed plus accrued dividends, if any, and (b) the market value of the number of shares issuable on conversion of the Series D Preferred Shares, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date the Company makes the redemption payment.

Redemption Upon a Change of Control

In the event of a change of control, as defined in the Series D Certificate of Designation, the holders of Series D Preferred Shares can force redemption at a price equal to the greater of  (a) the conversion amount to be redeemed multiplied by 125%, (b) the product of  (i) the conversion amount being redeemed multiplied by (ii) the quotient determined by dividing (A) the greatest closing sale price of the common stock on any Trading Day during the period commencing immediately preceding the earlier to occur of (1) the consummation of the applicable change of control and (2) the public announcement of such change of control and ending on the date such holder delivers the change of control redemption notice, by (B) the conversion price then in effect and (c) the product of  (i) the conversion amount being redeemed multiplied by (ii) the quotient determined by dividing (A) the aggregate value of the cash and non-cash consideration per share of common stock being paid to holders of common stock in the change of control transaction by (B) the conversion price then in effect. Redemptions of the Series D Preferred Shares required under the Series D Certificate of Designation in connection with a change of control will have priority over payments to all other stockholders of the Company in connection with such change of control.

Dividends

Each holder of Series D Preferred Shares shall be entitled to receive dividends (a) if no triggering event, as defined in the Series D Certificate of Designation, has occurred and is continuing when and as declared by the board of directors, in its sole and absolute discretion or (b) if a triggering event has occurred and until such triggering event has been cured, a dividend of 15% per annum based on the holder’s outstanding number of Series D Preferred Shares multiplied by the stated value. The holders of Series D Preferred Shares also have the right to participate in any dividend or other distribution made to holders of common stock to the same extent as if they had converted their Series D Preferred Shares.

Liquidation Preference

In the event of the liquidation, dissolution, or winding up of the Company, prior to distribution to holders of securities ranking junior to the Series D Preferred Stock, holders of Series D Preferred Shares will be entitled to receive the amount of cash, securities or other property equal to the greater of (a) the stated value thereof on the date of such payment plus accrued dividends, if any and (b) the amount per share such holder would receive if such holder converted such Series D Preferred Shares into common stock immediately prior to the date of such payment.

Ranking

Shares of Series D Preferred Stock rank with respect to dividend rights and rights upon the liquidation, winding up or dissolution of the Company:

●	senior to shares of the Company’s common stock;

●	junior to the Company’s debt obligations;

●	junior to the Company’s outstanding 5% Series B Cumulative Convertible Perpetual Preferred Stock;

●	pari passu to the Company’s outstanding Series C Convertible Preferred Stock; and

●	effectively junior to the Company’s subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

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Limited Voting Rights

The holders of Series D Preferred Shares have no voting rights, except as required by law; provided, however, that any amendment to the Company’s Certificate of Incorporation, as amended, or Amended and Restated By-laws or the Series D Certificate of Designation that adversely affects the powers, preferences and rights of the Series D Preferred Stock requires the approval of the holders of a majority of the Series D Preferred Shares then outstanding.

No Established Trading Market

There is no established public trading market for the Series D Preferred Stock, and the Company does not expect a market to develop for the Series D Preferred Stock. The Series D Preferred Stock will not be listed on Nasdaq or any other exchange or trading market. The Company does not plan on making an application to list the Series D Preferred Stock on The Nasdaq Stock Market, any other national securities exchange or any other nationally recognized trading system.

Participation Rights

Until August 29, 2019, the holders of the Series D Preferred Shares have the right to receive notice of and to participate in any offering, issuance or sale of equity or equity-equivalent securities by the Company or its subsidiaries, other than issuances under certain employee benefit plans, upon the conversion of certain options or other convertible securities, or pursuant to certain acquisitions or strategic transactions. Pursuant to such participation rights, the Company must offer to issue and sell to such holders at least 35% of the offered securities.

The foregoing is only a brief description of the material terms of the Series D Certificate of Designation, does not purport to be a complete description of the rights, preferences, privileges, qualifications, restrictions and limitations of the Series D Preferred Stock or the rights and obligations of the Company and the holders of the Series D Preferred Stock, and is qualified in its entirety by reference to the Series D Certificate of Designation that is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Series C Convertible Preferred Stock

As previously disclosed by the Company, until September 8, 2018, holders of shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock” and, such shares, the “Series C Preferred Shares”) have the right to receive notice of and to participate in any offering, issuance or sale of equity or equity-equivalent securities by the Company or its subsidiaries, other than issuances under certain employee benefit plans, upon the conversion of certain options or other convertible securities, or pursuant to certain acquisitions or strategic transactions. Pursuant to such participation rights, the Company must offer to issue and sell to such holders at least 35% of the offered securities. In exchange for the waiver by the holders of the Series C Preferred Shares of their notice and participation rights under the Certificate of Designations for the Series C Preferred Stock in connection with the issuance of the Series D Preferred Shares in the Offering and their consent to the pari passu rank of the Series D Preferred Shares and the Series C Preferred Shares in respect of their preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, the Company’s board of directors agreed to reduce the conversion price of the Series C Preferred Shares from $1.84 to $1.50 effective August 27, 2018. This reduction in the conversion price of the Series C Preferred Shares will increase the number of shares of the Company’s common stock that may be issued upon conversion or redemption of the Series C Preferred Shares.

Item 8.01.	Other Events.

Waiver of Participation Rights by POSCO Energy Co., Ltd.

Under the terms set forth in the Securities Purchase Agreement, dated as of June 9, 2009, by and between the Company and POSCO Energy Co., Ltd. (“POSCO Energy”), and the Securities Purchase Agreement, dated as of April 30, 2012, by and between the Company and POSCO Energy, the Company granted POSCO Energy the right to receive notice of and to participate in any issuance of new equity securities by us, other than issuances as a dividend or distribution on outstanding securities, upon the conversion or exercise of outstanding securities, to employees, directors or consultants pursuant to certain plans or arrangements, pursuant to the acquisition of another corporation or its assets, or of up to $5 million in securities to fund obligations to make cash dividends or interest payments on outstanding securities. Such participation rights give POSCO Energy the right to subscribe for and purchase its pro rata portion of such offered securities. In addition, under the April 2012 Securities Purchase Agreement, the Company also granted POSCO Energy the right, under certain circumstances, to appoint an individual designated by POSCO Energy to the Company’s board of directors. The Company has received a waiver from POSCO Energy pursuant to which it has permanently waived such board appointment rights and such participation rights, provided that the restrictive legend is removed from POSCO Energy’s shares of the Company’s common stock and such shares have been transferred to the brokerage account designated by POSCO Energy.

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Transfer Agent and Registrar of Series D Preferred Stock

The Company has determined that it will act as the transfer agent and registrar for the Series D Preferred Stock, rather than utilizing the services of American Stock Transfer & Trust Company, its transfer agent for its common stock.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are filed with or incorporated by reference into this Current Report on Form 8-K.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of August 27, 2018, by and between FuelCell Energy, Inc. and Oppenheimer & Co.
3.1	Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of FuelCell Energy, Inc.
4.1	Specimen Series D Convertible Preferred Stock Certificate.
5.1	Legal Opinion of Foley & Lardner LLP.
10.1	Fourth Amendment to Loan and Security Agreement, dated August 29, 2018, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC.
10.2	Loan and Security Agreement, dated April 14, 2016, among FuelCell Energy, Inc. and Hercules Capital, Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 14, 2016).
10.3	First Amendment to Loan and Security Agreement, dated September 5, 2017, by and among the FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 5, 2017).
10.4	Second Amendment to Loan and Security Agreement, dated October 27, 2017, by and among the FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 27, 2017).
10.5	Third Amendment to Loan and Security Agreement, dated March 28, 2018, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital Inc. and Hercules Funding II, LLC (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 28, 2018).
12.1	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: August 29, 2018	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer